Colfax Reports Second Quarter 2011 Results and Raises 2011 Guidance

FULTON, Md., July 29, 2011 /PRNewswire/ -- Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, today announced financial results for the second quarter ended July 1, 2011. On a year-over-year basis, highlights for the second quarter and year-to-date period include:

Second Quarter of 2011 (all comparisons versus the second quarter of 2010)

  Net income of $10.4 million (23 cents per share - diluted); adjusted net income (as defined below) of $14.1 million (32 cents per share), an increase of 83.1%, which includes a pre-tax charge of $1.5 million from the settlement of a frozen pension plan
  Net sales of $186.7 million, an increase of 51.8%; organic sales increase (as defined below) of 14.4%
  Operating income of $16.7 million; adjusted operating income (as defined below) of $22.2 million, an increase of 70.8%
  Second quarter orders of $195.7 million, an increase of 25.8%
  Backlog of $383.2 million at period end

Six Months Ended July 1, 2011 (all comparisons versus the six months ended July 2, 2010)

  Net income of $16.9 million (38 cents per share - diluted); adjusted net income (as defined below) of $24.2 million (55 cents per share), an increase of 76.6%, which includes a pre-tax charge of $1.5 million from the settlement of a frozen pension plan
  Net sales of $345.3 million, an increase of 42.2%; organic sales increase (as defined below) of 16.0%
  Operating income of $28.0 million; adjusted operating income (as defined below) of $38.9 million, an increase of 64.1%
  First half orders of $354.6 million, an increase of 28.9%

Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth and organic order growth (decline) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP"). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

Clay Kiefaber, President and Chief Executive Officer, stated, "We are pleased to announce strong results for the second quarter. Sales growth was driven by broad-based strength in all of our end markets. Order growth was consistent with our expectations as growth was robust in our oil and gas, general industrial and commercial marine end markets, while defense and power generation declined as anticipated. We continue to progress with our restructuring, focused on building a leaner, customer-centric organization that optimizes the potential of a unified Colfax team. We have re-evaluated our guidance for full year 2011 and are currently expecting organic sales growth for full year 2011 of 9% to 11% in comparison to 2010, up from our previous guidance of 6% to 8%. Additionally, we anticipate adjusted earnings per share to be within the range of $1.20 to $1.26 for full year 2011 compared to our previous expectation of $1.12 to $1.22."

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, projected adjusted net income per share, adjusted operating income, earnings before interest, taxes and depreciation (EBITDA), adjusted EBITDA, organic sales growth and organic order growth (decline). Adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted operating income exclude asbestos liability and defense costs and asbestos coverage litigation expenses, and restructuring and other related charges to the extent they impact the periods presented. Adjusted net income and, adjusted net income per share present income taxes at an effective tax rate of 32%. Projected adjusted net income per share excludes estimated restructuring and other related charges, asbestos coverage litigation expenses and asbestos liability and defense costs. Organic sales growth and organic order growth exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of legacy asbestos issues and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release

Conference Call and Webcast

Colfax will host a conference call to provide details about its results on Friday, July 29, 2011 at 8:00 a.m. ET. The call will be open to the public through 877-303-7908 or 678-373-0875 and webcast via Colfax's website at www.colfaxcorp.com under the "Investors" section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, defense and general industrial markets. Colfax's operating subsidiaries supply products under the well-known brands Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption "Risk Factors". In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Colfax Corporation Condensed Consolidated Statements of Operations Dollars in thousands, except per share data (Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
Net sales	$ 186,749	$ 122,968	$ 345,307	$ 242,939
Cost of sales	122,075	79,987	227,379	158,202
Gross profit	64,674	42,981	117,928	84,737
Selling, general and administrative expense	41,010	28,413	75,948	57,902
Research and development expense	1,493	1,520	3,101	3,148
Restructuring and other related charges	242	3,035	2,219	7,074
Asbestos liability and defense cost	1,920	542	3,253	1,977
Asbestos coverage litigation expense	3,302	4,543	5,368	8,424
Operating income	16,707	4,928	28,039	6,212
Interest expense	1,462	1,718	3,289	3,531
Income before income taxes	15,245	3,210	24,750	2,681
Provision for income taxes	4,855	1,122	7,805	967
Net income	$ 10,390	$ 2,088	$ 16,945	$ 1,714
Net income per share - basic	$ 0.24	$ 0.05	$ 0.39	$ 0.04
Net income per share - diluted	$ 0.23	$ 0.05	$ 0.38	$ 0.04

Colfax Corporation Reconciliation of GAAP to Non-GAAP Financial Measures Dollars in thousands, except per share data (Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
EBITDA
Net income	$ 10,390	$ 2,088	$ 16,945	$ 1,714
Interest expense	1,462	1,718	3,289	3,531
Provision for income taxes	4,855	1,122	7,805	967
Depreciation and amortization	6,767	3,575	12,120	7,310
EBITDA	$ 23,474	$ 8,503	$ 40,159	$ 13,522
EBITDA margin	12.6%	6.9%	11.6%	5.6%

Adjusted EBITDA
Net income	$ 10,390	$ 2,088	$ 16,945	$ 1,714
Interest expense	1,462	1,718	3,289	3,531
Provision for income taxes	4,855	1,122	7,805	967
Depreciation and amortization	6,767	3,575	12,120	7,310
Restructuring and other related charges	242	3,035	2,219	7,074
Asbestos liability and defense costs	1,920	542	3,253	1,977
Asbestos coverage litigation expenses	3,302	4,543	5,368	8,424
Adjusted EBITDA	$ 28,938	$ 16,623	$ 50,999	$ 30,997
Adjusted EBITDA margin	15.5%	13.5%	14.8%	12.8%

Adjusted Operating Income
Operating income	$ 16,707	$ 4,928	$ 28,039	$ 6,212
Restructuring and other related charges	242	3,035	2,219	7,074
Asbestos liability and defense costs	1,920	542	3,253	1,977
Asbestos coverage litigation expenses	3,302	4,543	5,368	8,424
Adjusted operating income	$ 22,171	$ 13,048	$ 38,879	$ 23,687
Adjusted operating income margin	11.9%	10.6%	11.3%	9.8%

Adjusted Net Income and Adjusted Earnings Per Share
Net income	$ 10,390	$ 2,088	$ 16,945	$ 1,714
Restructuring and other related charges	242	3,035	2,219	7,074
Asbestos liability and defense costs	1,920	542	3,253	1,977
Asbestos coverage litigation expenses	3,302	4,543	5,368	8,424
Tax adjustment to effective rate of 32%	(1,772)	(2,504)	(3,584)	(5,483)
Adjusted net income	$ 14,082	$ 7,704	$ 24,201	$ 13,706
Adjusted net income margin	7.5%	6.3%	7.0%	5.6%

Weighted-average shares outstanding - diluted	44,277,234	43,564,812	44,203,940	43,496,948
Adjusted net income per share	$ 0.32	$ 0.18	$ 0.55	$ 0.32

Net income per share - diluted (in accordance with GAAP)	$ 0.23	$ 0.05	$ 0.38	$ 0.04

Colfax Corporation Change in Sales, Orders and Backlog Dollars in millions (Unaudited)

	Net Sales		Orders
	$	%	$	%
	(In millions)
As of and for the three months ended July 2, 2010	$ 123.0		$ 155.6
Components of Change:
Existing businesses	17.7	14.4%	(9.7)	(6.2)%
Acquisitions	34.9	28.4%	38.0	24.4%
Foreign currency translation	11.1	9.0%	11.8	7.6%
	63.7	51.8%	40.1	25.8%
As of and for the three months ended July 1, 2011	$ 186.7		$ 195.7

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%
	(In millions)
As of and for the six months ended July 2, 2010	$ 242.9		$ 275.1		$ 297.1
Components of Change:
Existing businesses	38.8	16.0%	17.5	6.4%	(24.8)	(8.3)%
Acquisitions	50.8	20.9%	49.1	17.8%	82.4	27.7%
Foreign currency translation	12.8	5.3%	12.9	4.7%	28.5	9.6%
	102.4	42.2%	79.5	28.9%	86.1	29.0%
As of and for the six months ended July 1, 2011	$ 345.3		$ 354.6		$ 383.2

Colfax Corporation Projected Adjusted 2011 Net Income Per Share (Unaudited)

	EPS Range
Projected net income per share - fully diluted	$ 0.87	$ 0.93
Restructuring and other related charges	0.12	0.12
Asbestos coverage litigation	0.12	0.12
Asbestos liability and defense costs	0.09	0.09
Projected adjusted net income per share - fully diluted	$ 1.20	$ 1.26

CONTACT: Scott Brannan, Chief Financial Officer, Colfax Corporation, +1-301-323-9005, Scott.Brannan@colfaxcorp.com